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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


NAME OF SUBSIDIARY                           STATE OF INCORPORATION

Litronic Industries, Inc.                    California

Pulsar Data Systems, Inc.                    Delaware